UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  March 18, 2002
(Date of earliest event reported)

The Manitowoc Company, Inc.
 (Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 S. 16th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant's telephone number, including area code)

Item 5.   Other Events

On March 18, 2002 the company issued a press release stating that it has executed a definitive agreement to acquire Grove Investors, Inc., a leading manufacturer of mobile hydraulic cranes and truck-mounted cranes. Grove, with approximately 2,500 employees worldwide, operates four manufacturing facilities in North America and Europe, and sells into more than 50 countries through distribution subsidiaries or agents. In fiscal 2001, Grove reported revenues of more than $700 million. In the transaction, which is valued at approximately $270 million, the company will issue shares of common stock to Grove shareholders with a value of approximately $71 million (based on current market prices), and will assume or retire all of Grove's existing debt. Deutsche Banc Alex.Brown has provided a financing commitment to the Company for the transaction. The transaction is subject to a number of conditions, including Grove shareholder approval and regulatory approvals. A copy of the press release is filed as Exhibit 20 and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

     See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: March 21, 2002	/s/ Glen E. Tellock
Glen E. Tellock
Senior Vice President & Chief Financial Officer

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of March 18, 2002

Exhibit No.	Description	Filed Herewith

2

Agreement and Plan of Merger, dated March 18, 2002, among Grove Investors, Inc., The Manitowoc Company, Inc. and Giraffe Acquisition, Inc., including the Form of Affiliates Letter and Form of Stock Registration Rights Agreement attached thereto as Exhibits A and B, respectively.

X

20	Press Release dated March 18, 2002, regarding the acquisition of Grove Investors, Inc.	X